Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-124721) pertaining to the BlueLinx Holdings Inc. Equity Incentive Plan; and

(2)	Registration Statements (Form S-8 No. 333-134612 and Form S-8 No. 333-151529) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan;
of our reports dated March 5, 2009, with respect to the consolidated financial statements of BlueLinx Holdings Inc. and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc., included in this Annual Report (Form 10-K) for the year ended
January 3, 2009.
                                                                        /s/ Ernst & Young
Atlanta, Georgia
March 5, 2009